Exhibit 99.1

SUPPLEMENTAL DISCLOSURES

(excerpted from the Company’s preliminary offering memorandum)

Non-GAAP Financial Measures

In addition to information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company presents herein as additional non-GAAP financial metrics:

•	Earnings before interest expense, income taxes, depreciation, amortization and gains or losses on asset dispositions or impairments (“EBITDA”);

•	EBITDA of PHI combined with EBITDA of the international offshore aviation services business that we purchased from HNZ Group Inc. on December 29, 2017 (the “HNZ Offshore Business”), prepared as if we instead acquired such business on the first day of the periods presented herein (“Combined EBITDA”); and

•	Combined EBITDA, as adjusted either to exclude certain non-recurring items or to reflect the full reporting period effect of certain specified transactions that occurred in 2017 or early 2018 (“Adjusted Combined EBITDA” and, collectively with EBITDA and Combined EBITDA, the “Supplemental Metrics”).

The Company uses some or all of the Supplemental Metrics, or variants of them, in a variety of ways, including to monitor the profitability of its operations, to compare its performance to that of its peers, to evaluate contract opportunities, and as performance metrics under its incentive-based compensation awards. EBITDA is an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Combined EBITDA and Adjusted Combined EBITDA are both intended to depict the performance of our business during the periods presented herein after reflecting the full-year impact of our HNZ acquisition and various other transactions impacting our revenues and costs. For these reasons, the Company believes the Supplemental Metrics may be helpful to investors in analyzing trends in the profitability of its continuing core operations or making comparisons to other companies with different capital or tax structures. The Company has been advised that metrics similar to EBITDA are measures frequently used to evaluate the performance of companies with substantial leverage, and that certain of the Company’s primary stakeholders (including its stockholders, bondholders and banks) from time to time may use EBITDA, or a comparable metric, to evaluate the Company’s period-to-period performance. The Supplemental Metrics do not represent the residual cash flow available for discretionary expenditures and have other important limitations as analytical tools. The Supplemental Metrics should not be viewed in isolation and should not be considered an alternative to, or more meaningful than, amounts determined in accordance with GAAP, including: (a) operating income as an indicator of operating performance or (b) cash provided by operating activities as a measure of liquidity. For these reasons, the Company uses operating income to measure the Company’s operating performance and uses the Supplemental Metrics only as supplemental measures thereof.

The Supplemental Metrics exclude some, but not all, items that affect net income, and our calculation or use of these measures may vary from how other companies calculate or use these measures or other similarly-titled measures. Moreover, our Combined EBITDA and Adjusted Combined EBITDA figures included herein have not been prepared in conformity with SEC rules governing the preparation of pro forma financial data under Regulation S-X. See “Summary Consolidated Financial Data” for more detailed definitions of the Supplemental Metrics and reconciliations thereof to the most directly comparable GAAP measures.

Summary Consolidated Financial Data

The following tables present summary consolidated financial and other data for the years ended December 31, 2015, 2016 and 2017 and for the three and twelve-month periods noted below. The summary consolidated financial and other data for the years ended December 31, 2015, 2016 and 2017 are derived from, and should be read together with, our audited consolidated financial statements and notes thereto. The unaudited consolidated interim historical financial and other data for the three months ended March 31, 2018 and 2017 are derived from, and should be read together with, our unaudited condensed consolidated financial statements and the notes related thereto. The summary consolidated data for the last twelve months ended March 31, 2018 have been derived from our audited and unaudited consolidated financial statements. Amounts for the last twelve months ended March 31, 2018 are calculated as the corresponding amounts for the three months ended March 31, 2018 plus the corresponding amounts for the year ended December 31, 2017 less the corresponding amounts for the three months ended March 31, 2017. The operating results for any period should not be considered indicative of results for any future period and the interim results and last twelve months ended March 31, 2018 are not necessarily indicative of the results to be expected for the full year. The financial data below is only a summary and should be read together with, and is qualified in its entirety by reference to, such historical consolidated financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which are included elsewhere herein.

	(in thousands)
	Years ended December 31,			Three months ended March 31,		Last twelve months ended
Statement of operations summary data	2015	2016	2017	2017	2018	March 31, 2018
				(Unaudited)		(Unaudited)
Operating revenues, net	$804,228	$634,098	$579,545	$134,618	$160,370	$605,297
Expenses
Direct expenses	687,050	592,550	546,699	136,513	156,226	566,412
Selling, general and administrative	46,422	44,418	53,817	13,044	15,459	56,232
Interest expense	29,066	30,644	32,183	8,195	8,197	32,185
Loss (gain) on disposition of assets, net	339	(3,350)	298	—	879	1,177
Equity in loss (profit) of unconsolidated affiliate	306	(151)	385	1,003	37	(581)
Impairments of assets	—	407	368	—	—	368
Other loss (income), net	(2,211)	(3,271)	(2,764)	(1,064)	1,045	(655)

Earnings (loss) before income taxes	43,256	(27,149)	(51,441)	(23,073)	(21,473)	(49,841)
Income tax expense (benefit)	16,332	(469)	(58,973)	(7,825)	(4,490)	(55,638)

Net earnings (loss)(1)	$26,924	$(26,680)	$7,532	$(15,248)	$(16,983)	$5,797

Other financial data
Capital expenditures	$(57,123)	$(81,842)	$(56,757)	$(4,789)	$(6,665)	$(58,633)
Gross proceeds from asset dispositions	5,236	14,983	1,296	—	842	2,138
EBITDA(2)(3)			39,291		4,171	46,618
Combined EBITDA(2)(3)			54,377		4,171	58,461
Adjusted Combined EBITDA(2)(3)			71,862		6,679	69,671

Statement of cash flows summary data
Net cash provided by (used in) operating activities	$133,918	$(564)	$(19,103)	$(8,253)	$(1,432)	$(12,282)
Net cash used in investing activities, including capital expenditures	(149,833)	(75,218)	42,033	7,937	(4,157)	29,939
Net cash provided by (used in) financing activities	12,052	75,971	(16,756)	1,400	4,250	(13,906)

(1)	Net earnings in 2017 includes a net tax benefit of $49.2 million related to the remeasurement of our net deferred tax liability under the Tax Cuts and Jobs Act. Net earnings in 2016 includes an after-tax charge of $1.0 million related to voluntary early retirement programs. Net earnings in 2015 includes an after-tax charge of $8.8 million related to voluntary early retirement programs.
(2)	EBITDA is defined as net earnings before interest expense, income taxes, depreciation, amortization and gains or losses on asset dispositions or impairments. Combined EBITDA is defined as EBITDA of PHI combined with EBITDA of the HNZ Offshore Business, prepared as if we acquired such business on the first day of the period presented below. Adjusted Combined EBITDA is defined as Combined EBITDA adjusted either to exclude certain non-recurring items or to reflect the full reporting period impact of certain transactions that occurred in 2017 or early 2018 that reduced our costs or enhanced our revenues, as described in greater detail in note 3 below. The Company has been advised that metrics similar to EBITDA are frequently used to evaluate the performance of companies with substantial leverage and that certain of the Company’s primary stakeholders (including its stockholders, bondholders and banks) from time to time may use EBITDA, or a comparable metric, to evaluate the Company’s period to period performance. The Supplemental Metrics are not measures of financial performance under GAAP, and the items excluded therefrom are significant components in understanding and assessing our financial performance. The Supplemental Metrics should not be considered in isolation or as alternatives to amounts determined in accordance with GAAP. Because the Supplemental Metrics are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the Supplemental Metrics as presented may not be comparable to other similarly-titled measures of other companies. For more information, see “Non-GAAP Financial Measures”.

(3)	The following table sets forth the manner in which we calculated EBITDA, Combined EBITDA and Adjusted Combined EBITDA for the year ended December 31, 2017, the three months ended March 31, 2018 and the last twelve months ended March 31, 2018 for purposes of the preliminary offering memorandum:

(in thousands; unaudited)
	Year ended December 31, 2017	Three months ended March 31, 2018	Last twelve months ended March 31, 2018
Net earnings	$7,532	$(16,983)	$5,797
Interest expense	32,183	8,197	32,185
Income tax expense (benefit)	(58,973)	(4,490)	(55,638)
Depreciation and amortization(a)	57,883	16,569	62,729
Loss on disposition of assets	298	879	1,177
Impairment of assets	368	—	368

EBITDA	39,291	4,171	46,618
EBITDA from acquired business(b)	15,086	—	11,843

Combined EBITDA(c)	54,377	4,171	58,461
Aircraft warranty credit(d)	(9,875)	—	(9,875)
Headcount reduction cost savings(e)	7,381	—	5,772
Pilot pay adjustments(f)	4,680	—	4,077
Recent base closures(g)	4,186	504	4,186
Warranty program contract(h)	4,235	1,776	1,776
Professional fees(i)	3,403	228	2,995
Recent contract wins(j)	3,475	—	2,279

Adjusted Combined EBITDA	$71,862	$6,679	$69,671

(a)	Excludes for purposes of this presentation the amortization of approximately $12.5 million, $3.9 million, and $10.3 million of pre-paid expenses for the year ended December 31, 2017, the three months ended March 31, 2018, and the last twelve months ended March 31, 2018, respectively.
(b)	Reflects 2017 EBITDA generated by the HNZ Offshore Business that we acquired on December 29, 2017. The results of our operations prepared in accordance with GAAP reflect the operating results of the HNZ Offshore Business only since January 1, 2018.
(c)	Derived by adding EBITDA and EBITDA from acquired business, without reflecting any adjustments. “Combined EBITDA” has not been prepared in conformity with SEC rules governing the preparation of pro forma financial data under Regulation S-X.
(d)	Reflects the exclusion of a non-recurring credit of $9.9 million received by us in 2017 from a warranty provider in connection with our cancellation of a warranty program relating to a portion of our fleet of medium aircraft.
(e)	Reflects (i) the additional 2017 cost savings that we estimate would have been realized if our reduction in headcount of maintenance and base personnel during 2017 had instead been implemented on the first day of the period presented and (ii) the exclusion of $3.2 million and $1.6 million of related non-recurring severance pay for the year ended December 31, 2017 and the last twelve months ended March 31, 2018, respectively.
(f)	Reflects the additional cost savings that we estimate we would have realized if the market adjustments we implemented in mid-2017 to our pilot pay practices had instead been implemented on the first day of the period presented.
(g)	Reflects the additional cost savings that we estimate we would have realized if each of the four bases that we closed between June 2017 and February 2018 had instead been closed on the first day of the period presented.
(h)	Reflects the cost savings we estimate we would have realized in 2017 had a warranty program contract entered into in early 2018 been in effect beginning on the first day of the period presented.
(i)	Excludes certain non-recurring legal, consulting and other professional fees incurred in connection with reviewing strategic transactions that we ultimately did not pursue.
(j)	We began operations with respect to newly-awarded contracts in Australia and Canada in April 2017 and June 2017, respectively. Reflects the additional EBITDA that we estimate we would have generated during 2017 had operations with respect to these contracts instead commenced on the first day of the period presented.

Fleet Valuation

Based on “desktop” valuations prepared by third parties, the Company estimates the value of its fleet (excluding leased helicopters, customer-owned helicopters, two additional fixed wing aircraft for corporate use and six Bell 206 helicopters held for sale in the Oil & Gas segment) was approximately $857 million at December 31, 2017. These desktop valuations are based on limited information, without any physical inspections of the helicopters. No appraisal has been made in connection with the Company’s offering, and the value of the fleet in the event of liquidation may be materially different from the book value.